Exhibit 99.1

SuRo Capital Corp. Third Quarter Preliminary Investment Portfolio Update

Net Asset Value Anticipated to be $14.15 to $15.00 Per Share

June 30, 2021 Net Asset Value of $16.56 Per Share ($14.31 Dividend-Adjusted)

SAN FRANCISCO, CA, October 4, 2021 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today provided the following preliminary update on its investment portfolio for the third quarter ended September 30, 2021.

“As we have done over the past several quarters, we would like to provide an update on the ongoing activity in our investment portfolio and a preliminary quarter-end update for our shareholders. Based on information presently available, for the quarter ended September 30, 2021, we anticipate SuRo Capital’s net asset value to be approximately $14.15 to $15.00 per share, inclusive of a $2.25 per share dividend declared and paid during the quarter. Given the developments reported over the past week, we are presently marking our investment in Ozy Media, Inc. at zero,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital. SuRo Capital net asset value per share as of June 30, 2021 was $16.56 per share, or $14.31 adjusted for the $2.25 dividend declared on August 3, 2021.

“Overall, during the third quarter we saw positive and robust portfolio activity. Both Forge Global, Inc. and Aspiration Partners, Inc. announced plans to merge with SPACs. This combines with SuRo Capital portfolio company announcements made earlier in the year to represent a total of five SPAC mergers and two IPO announcements as of quarter-end. Additionally, during the third quarter, both Clever, Inc. and CUX, Inc. (d/b/a CorpU) were acquired. These major achievements by our portfolio companies represent both earned and significant upcoming opportunities to realize gains.”

Klein continued, “Our investment pipeline remains robust. During the third quarter, we added seven new companies to our investment portfolio including Orchard Technologies, Inc., Varo Money, Inc., and PayJoy Inc., among others. We continue to be opportunistic in seeking out exciting high-growth companies.”

As previously reported, SuRo Capital’s net assets totaled approximately $439.6 million, or $16.56 per share, at June 30, 2021 and approximately $252.7 million, or $12.46 per share, at September 30, 2020. As of September 30, 2021, SuRo Capital’s net asset value is estimated to be between $14.15 and $15.00 per share.

As of September 30, 2021, there were 28,781,016 shares of the Company’s common stock outstanding.

Investment Portfolio Update

At September 30, 2021, SuRo Capital held positions in 39 portfolio companies – 34 privately-held and five publicly-held, some of which may be subject to certain lock-up provisions.

During the three months ended September 30, 2021, SuRo Capital made the following new investments:

Portfolio Company	Investment	Transaction Date	Amount
Orchard Technologies, Inc.	Series D Preferred Shares	8/9/2021	$10.0 million
Varo Money, Inc.	Common Shares	8/11/2021	$10.0 million
PayJoy, Inc.	Preferred Shares	7/23/2021	$2.5 million
True Global Ventures 4 Plus Pte Ltd	Fund Investment	8/27/2021	$0.7 million(1)
YouBet Technology, Inc. (d/b/a PickUp)	Series Seed-2 Preferred Shares	8/26/2021	$0.5 million
AltC Sponsor LLC(2)	Share Units	7/21/2021	$0.3 million

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(1)	As of September 30, 2021, $0.7 million of a $2.0 million capital commitment to True Global Ventures 4 Plus Fund LP had been called and funded.
(2)	AltC Sponsor LLC is the sponsor of AltC Acquisition Corp., a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

During the three months ended September 30, 2021, SuRo Capital funded the following follow-on investments:

Portfolio Company	Investment	Transaction Date	Amount
Architect Capital PayJoy SPV, LLC	Membership Interest in Lending SPV	Various	$7.4 million(1)

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(1)	As of September 30, 2021, the total $10.0 million capital commitment to Architect Capital PayJoy SPV LLC had been called and funded.

During the three months ended September 30, 2021, SuRo Capital exited or received proceeds from the following investments:

Portfolio Company	Transaction Date	Shares Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain
Coursera, Inc.(2)	Various	837,181	$39.12	$32.8 million	$28.6 million
CUX, Inc. (d/b/a CorpU)	8/24/2021	N/A	N/A	$6.0 million(3)	$2.0 million(3)
Clever, Inc.	9/3/2021	N/A	N/A	$3.5 million(4)	$1.5 million(4)
Residential Homes For Rent, LLC (d/b/a Second Avenue)(5)	Various	N/A	N/A	$0.3 million	$-
Palantir Lending Trust SPV I(6)	Various	N/A	N/A	$0.3 million	$0.3 million

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(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of September 30, 2021, SuRo Capital held 1,509,090 remaining Coursera common shares.
(3)	Net proceeds includes approximately $0.3 million in additional proceeds currently held in escrow.
(4)	Net proceeds includes approximately $1.2 million in additional proceeds currently held in escrow and subject to certain earn-out provisions and contingencies.
(5)	As of September 30, 2021, $1.1 million has been received from Residential Homes For Rent, LLC d/b/a Second Avenue related to the 15% term loan due December 23, 2023. Of the proceeds received, $0.8 million repaid a portion of the outstanding principal and $0.3 million was attributed to interest.
(6)	During the quarter ended September 30, 2021, 100,000 of the Class A common shares of Palantir Technologies, Inc. that comprised the beneficial equity interest in underlying shares were sold. As of September 30, 2021, 512,290 unrestricted Class A common shares remain in Palantir Lending Trust SPV I. The realized gain from SuRo Capital's investment in Palantir Lending Trust SPV I is generated by the proceeds from the sale of shares collateralizing the repaid promissory note to Palantir Lending Trust SPV I and attributable to the Equity Participation in Underlying Collateral.

Preliminary Estimates and Guidance

The preliminary financial estimates provided herein are unaudited and have been prepared by, and are the responsibility of, the management of SuRo Capital. Neither our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data included herein. Actual results may differ materially.

The Company expects to announce its third quarter results in early November 2021.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(650) 235-4769

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com